EXHIBIT (q)(21)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of Emerging Markets Income Portfolio, a New York business trust, do hereby severally constitute and appoint Barbara E. Campbell, Alan R. Dynner, Thomas E. Faust Jr. or James B. Hawkes, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to such Registration Statement filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature		Title	Date

/s/	Mark S. Venezia	President and Principal Executive Officer	March 12, 2007

Mark S. Venezia

/s/ Dan A. Maalouly		Treasurer and Principal Financial and Accounting Officer	March 12, 2007

Dan A. Maalouly

/s/ Benjamin C. Esty		Trustee	March 12, 2007

Benjamin C. Esty

/s/ James B. Hawkes		Trustee	March 12, 2007

James B. Hawkes

/s/ Samuel L. Hayes, III		Trustee	March 12, 2007

Samuel L. Hayes, III

/s/ William H. Park		Trustee	March 12, 2007

William H. Park

		Trustee	March 12, 2007

Ronald A. Pearlman

/s/ Norton H. Reamer		Trustee	March 12, 2007

Norton H. Reamer

/s/ Lynn A. Stout		Trustee	March 12, 2007

Lynn A. Stout

/s/ Ralph F. Verni		Trustee	March 12, 2007

Ralph F. Verni

exq21